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                                                       EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Austins Steaks & Saloon, Inc. on Form S-8 (File No. 33-92196) of our report dated March 6, 1998, on our audit of the consolidated financial statements of Austins Steaks & Saloon, Inc. as of December 31, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.



/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.




Omaha, Nebraska
March 27, 1998


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